NEWS RELEASE

Investor Contact Graham Sones, VP – Investor Relations ir@kodiakgas.com (936) 755-3529

Kodiak Gas Services Announces Record Second Quarter 2024 Financial Results, Increases Full Year Adjusted EBITDA Guidance

THE WOODLANDS, Texas — August 12, 2024 — Kodiak Gas Services, Inc. (NYSE: KGS) (“Kodiak” or the “Company”), a leading provider of critical energy infrastructure and contract compression services, today reported financial and operating results for the quarter ended June 30, 2024 and also updated full-year 2024 guidance.

Second Quarter 2024 and Recent Highlights
•Total revenues were $309.7 million compared to $203.3 million in the second quarter of 2023
•Contract Services segment revenues and Adjusted Gross Margin Percentage(1) were $276.3 million and 64.0%, respectively
•Net income was $6.7 million compared to net income of $17.5 million in the second quarter of 2023
•Record quarterly Adjusted EBITDA(1) of $154.3 million compared to $107.9 million in the second quarter of 2023
•Increased expected transaction run-rate cost synergies to greater than $30 million
•Deployed 41,500 horsepower of new large horsepower compression units
•Horsepower utilization on units with >1,000 horsepower was ~98% at June 30, 2024
•Entered into an agreement to divest a significant number of small horsepower units both in the U.S and internationally
•Declared a cash dividend of $0.41 per share, or $1.64 per share annualized, representing an 8% increase over the first quarter 2024 dividend

Updated 2024 Guidance

•Raised full-year 2024 Adjusted EBITDA guidance to a range of $590 to $610 million, a $10 million increase to the low end of the range
•Expect to generate Discretionary Cash Flow(1) in the range of $365 to $385 million in 2024

“We are pleased with our second quarter 2024 results as we completed the acquisition of CSI Compressco to form the industry’s largest contract compression fleet and delivered record revenues and Adjusted EBITDA,” stated Mickey McKee, Kodiak’s President and Chief Executive Officer. “We’ve made tremendous progress on integration and have raised our estimate of the synergies we expect to realize through the combination to over $30 million, driving margin expansion and growth in future cash flows.
"Our leading position in the Permian Basin positions us to benefit from the coming growth in U.S. natural gas supply to meet demand from LNG and electricity load growth to power data centers. Large horsepower compression remains in high demand, and our new unit deliveries are effectively fully contracted through 2025. This positive outlook along with our solid execution gives us confidence to raise the low end of our 2024 Adjusted EBITDA guidance range and increase our quarterly dividend. We’re committed to returning
(1) Adjusted EBITDA, Adjusted Gross Margin and Discretionary Cash Flow are Non-GAAP Financial Measures. Definitions and reconciliations to the most comparable GAAP financial measure is included herein.

capital to shareholders within our capital allocation framework, while also investing for future growth and driving towards our total leverage target of 3.5x.”
Second Quarter 2024 Financial Results
Net income for the second quarter of 2024 was $6.7 million, compared to $17.5 million in the second quarter of 2023. Adjusted EBITDA for the second quarter of 2024 was $154.3 million compared to $107.9 million in the second quarter of 2023.
Selling, general and administrative expenses were $59.9 million in the second quarter of 2024, compared to $13.4 million in the second quarter of 2023. Second quarter 2024 selling, general and administrative expenses were negatively impacted by $17.4 million in transaction expenses and $9.0 million in severance costs related to the CSI Acquisition, and a $4.5 million provision for expected credit losses.
Segment Information
Kodiak formerly managed its business through two operating segments: Compression Operations and Other Services. After the acquisition of CSI Compressco (the “CSI Acquisition”), the Company manages its business through the following two operating segments: Contract Services and Other Services and operates predominantly in the U.S. and in select international regions. Contract Services consists of operating Company-owned compression, customer-owned compression, and gas treating and cooling infrastructure, pursuant to fixed-revenue contracts, to enable the production, gathering and transportation of natural gas and oil. Other Services consists of station construction, maintenance and overhaul, freight and crane charges, part sales and other time and material-based offerings.
Contract Services segment revenues were $276.3 million in the second quarter of 2024, a 52% increase compared to $181.6 million in the second quarter of 2023. Contract Services segment Adjusted Gross Margin was $176.9 million in the second quarter of 2024, a 52% increase compared to $116.6 million in the second quarter of 2023. Second quarter 2024 Contract Services cost of operations included a $3.3 million accrual for potential sales and use taxes related to compressor parts purchases spanning several years.
Other Services segment revenues were $33.4 million in the second quarter of 2024 compared to $21.7 million in the second quarter of 2023. Other Services segment gross margin and Adjusted Gross Margin were each $5.5 million in the second quarter of 2024, compared to $3.6 million in the second quarter of 2023.
Compression Fleet Update
Subsequent to June 30, 2024, Kodiak entered into an agreement to sell a significant number of small horsepower units both in the U.S. and internationally in a transaction that is anticipated to close in the third quarter of 2024.
Long-Term Debt and Liquidity
Total debt outstanding was $2.5 billion as of June 30, 2024, principally comprised of borrowings on the ABL Facility and senior notes due 2029. At June 30, 2024, the Company had $411.4 million available on its ABL Facility.

Summary Financial Data
(in thousands, except percentages)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Total revenues	$309,653	$215,492	$203,306
Net income	$6,713	$30,232	$17,517
Adjusted EBITDA (1)	$154,342	$117,762	$107,885
Adjusted EBITDA percentage (1)	49.8%	54.6%	53.1%

Contract Services revenue	$276,250	$193,399	$181,619
Contract Services Adjusted Gross Margin (1)	$176,917	$127,517	$116,602
Contract Services Adjusted Gross Margin Percentage (1)	64.0%	65.9%	64.2%

Other Services revenue	$33,403	$22,093	$21,687
Other Services Adjusted Gross Margin (1)	$5,467	$4,409	$3,588
Other Services Adjusted Gross Margin Percentage (1)	16.4%	20.0%	16.5%

Maintenance capital expenditures	$19,147	$10,642	$10,940
Growth capital expenditures(2)	$90,390	$59,401	$32,529

Discretionary Cash Flow (1)	$90,617	$71,925	$64,873
Free Cash Flow (1)	$638	$12,524	$33,367
(1)Adjusted EBITDA, Adjusted EBITDA Percentage, Adjusted Gross Margin, Adjusted Gross Margin Percentage, Discretionary Cash Flow and Free Cash Flow are non-GAAP financial measures. For definitions and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
(2)For the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, growth capital expenditures include a non-cash increase in the sales tax accrual on compression equipment purchases of $19.8 million, $0.3 million and $0.3 million, respectively. These accrual amounts are estimated based on the best-known information as it relates to open audit periods with the state of Texas.

Summary Operating Data
(as of the dates indicated)

	June 30, 2024	March 31, 2024	June 30, 2023
Fleet horsepower (1)	4,481,900	3,290,971	3,180,906
Revenue-generating horsepower (2)	4,224,839	3,285,592	3,177,286
Fleet compression units	7,317	3,091	3,038
Revenue-generating compression units	5,753	3,064	3,023
Revenue-generating horsepower per revenue-generating compression unit (3)	734	1,072	1,051
Horsepower utilization (4)	94.3%	99.8%	99.9%
(1)Fleet horsepower includes owned horsepower excluding 27,663, 27,663 and 32,340 of non-marketable or obsolete horsepower as of June 30, 2024, March 31, 2024, and June 30, 2023, respectively.
(2)Revenue-generating horsepower includes fleet horsepower that is under contract, operating and generating revenue.
(3)Calculated as (i) revenue-generating horsepower divided by (ii) revenue-generating compression units at period end.
(4)Horsepower utilization is calculated as (i) revenue-generating horsepower divided by (ii) fleet horsepower.

Full-Year 2024 Guidance
Kodiak is providing revised guidance for the full year 2024. The full-year 2024 guidance below incorporates three quarters of the financial impact of the CSI Acquisition that closed on April 1, 2024. Amounts below are in thousands except percentages.

	Full-Year 2024 Guidance
	Low	High
Adjusted EBITDA (1)	$590,000	$610,000
Discretionary Cash Flow (1)(2)	$365,000	$385,000

Segment Information
Contract Services revenues	$1,000,000	$1,040,000
Contract Services Adjusted Gross Margin Percentage (1)	64%	66%
Other Services revenues	$120,000	$140,000
Other Services Adjusted Gross Margin Percentage (1)	14%	17%

Capital Expenditures
Growth capital expenditures (3)	$210,000	$230,000
Maintenance capital expenditures	$60,000	$70,000

(1)The Company is unable to reconcile projected Adjusted EBITDA to projected net income (loss) and Discretionary Cash Flow to projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP, respectively, without unreasonable efforts because components of the calculations are inherently unpredictable, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.
(2)Discretionary Cash Flow assumes no change to Secured Overnight Financing Rate futures.
(3)Growth capital expenditures guidance excludes (i) approximately $30 million in one-time capital expenditures related to the CSI Acquisition, (ii) a $20 million non-cash accrual for sales taxes on compression units purchased in prior years and (iii) proceeds from the pending sale of small horsepower compression units.

Conference Call
Kodiak will conduct a conference call on Tuesday, August 13, 2024, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss financial and operating results for the quarter ended June 30, 2024. To listen to the call by phone, dial 877-407-4012 and ask for the Kodiak Gas Services call at least 10 minutes prior to the start time. To listen to the call via webcast, please visit the Investors tab of Kodiak’s website at www.kodiakgas.com.

About Kodiak
Kodiak is the largest contract compression services provider in the United States, serving as a critical link in the infrastructure enabling the safe and reliable production and transportation of natural gas and oil. Headquartered in The Woodlands, Texas, Kodiak provides contract compression and related services to oil and gas producers and midstream customers in high–volume gas gathering systems, processing facilities, multi-well gas lift applications and natural gas transmission systems. More information is available at www.kodiakgas.com.

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income (loss) before interest expense, net; income tax expense (benefit); and depreciation and amortization; plus (i) loss (gain) on derivatives; (ii) equity compensation expense; (iii) severance expenses; (iv) transaction expenses; and (v) loss (gain) on sale of assets. Adjusted EBITDA Percentage is defined as Adjusted EBITDA divided by total revenues. Adjusted EBITDA and Adjusted EBITDA Percentage are used as supplemental financial measures by our management and external users of our financial statements, such as investors, commercial banks and other financial institutions, to assess: (i) the financial performance of our assets without regard to the impact of financing methods, capital structure or historical cost basis of our assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the ability of our assets to generate cash sufficient to make debt payments and pay dividends; and (iv) our operating performance as compared to those of other companies in our industry without regard to the impact of financing methods and capital structure. We believe Adjusted EBITDA and Adjusted EBITDA Percentage provide useful information to investors because, when viewed with our GAAP results and the accompanying reconciliation, they provide a more complete understanding of our performance than GAAP results alone. We also believe that external users of our financial statements benefit from having access to the same financial measures that management uses in evaluating the results of our business. Reconciliations of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, and net cash provided by operating activities are presented below.
Adjusted Gross Margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Adjusted Gross Margin Percentage is defined as Adjusted Gross Margin divided by revenues. We believe Adjusted Gross Margin and Adjusted Gross Margin Percentage are useful as supplemental measures to investors of our operating profitability. Reconciliations of Adjusted Gross Margin to gross margin are presented below.
Discretionary Cash Flow is defined as net cash provided by operating activities less (i) maintenance capital expenditures;(ii) gain on sale of capital assets; (iii) certain changes in operating assets and liabilities; and (iv) certain other expenses; plus (x) cash loss on extinguishment of debt; and (y) transaction expenses. We believe Discretionary Cash Flow is a useful liquidity and performance measure and supplemental financial measure for us and our investors in assessing our ability to pay cash dividends to our stockholders, make growth capital expenditures and assess our operating performance. Reconciliations of Discretionary Cash Flow to net income and net cash provided by operating activities are presented below.
Free Cash Flow is defined as net cash provided by operating activities less (i) maintenance capital expenditures; (ii) gain on sale of capital assets; (iii) certain changes in operating assets and liabilities; (iv) certain other expenses; and (v) net growth capital expenditures; plus (x) transaction expenses; and (y) proceeds from sale of capital assets. We believe Free Cash Flow is a liquidity measure and useful supplemental financial measure for us and investors in assessing our ability to pursue business opportunities and investments to grow our business and to service our debt. Reconciliations of Free Cash Flow to net income and net cash provided by operating activities are presented below.

Cautionary Note Regarding Forward-Looking Statements
This news release contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding: (i) expected operating results, such as revenue growth and earnings, including changes due to CSI Acquisition, and our ability to service our indebtedness; (ii) anticipated levels of capital expenditures and uses of capital; (iii) current or future volatility in the credit markets and future market conditions; (iv) potential and pending acquisition transactions or other strategic transactions, the timing thereof, the receipt of necessary approvals to close those transactions, our ability to finance such transactions and our ability to achieve the intended operational, financial and strategic benefits from any such transactions; (v) expected synergies and efficiencies to be achieved as a result of the CSI Acquisition; (vi) expectations regarding leverage and dividend profile as a result of the CSI Acquisition, including the amount and timing of future dividend payments; (vii) expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; (viii) production and capacity forecasts for the natural gas and oil industry; (ix) strategy for customer retention, growth, fleet maintenance, market position, and financial results; (x) our interest rate hedges; and (xi) strategy for risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) a reduction in the demand for natural gas and oil; (ii) the loss of, or the deterioration of the financial condition of, any of our key customers; (iii) nonpayment and nonperformance by our customers, suppliers or vendors; (iv) competitive pressures that may cause us to lose market share; (v) the structure of our Contract Services contracts and the failure of our customers to continue to contract for services after expiration of the primary term; (vi) our ability to successfully integrate any acquired business, including CSI Compressco, and realize the expected benefits thereof; (vii) our ability to fund purchases of additional compression equipment; (viii) a deterioration in general economic, business, geopolitical or industry conditions, including as a result of the conflict between Russia and Ukraine, inflation, and slow economic growth in the United States; (ix) tax legislation and administrative initiatives or challenges to our tax positions; (x) the loss of key management, operational personnel or qualified technical personnel; (xi) our dependence on a limited number of suppliers; (xii) the cost of compliance with existing governmental regulations and proposed governmental regulations, including climate change legislation; (xiii) the cost of compliance with regulatory initiatives and stakeholder pressures, including environmental, social and governance scrutiny; (xiv) the inherent risks associated with our operations, such as equipment defects and malfunctions; (xv) our reliance on third-party components for use in our information technology systems; (xvi) legal and reputational risks and expenses relating to the privacy, use and security of employee and client information; (xvii) threats of cyber-attacks or terrorism; (xviii) agreements that govern our debt contain features that may limit our ability to operate our business and fund future growth and also increase our exposure to risk during adverse economic conditions; (xix) volatility in interest rates; (xx) our ability to access the capital and credit markets or borrow on affordable terms to obtain additional capital that we may require; (xxi) the effectiveness of our disclosure controls and procedures; and (xxii) such other factors as discussed throughout the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission.

Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Revenues:
Contract Services	$276,250	$193,399	$181,619
Other Services	33,403	22,093	21,687
Total revenues	309,653	215,492	203,306
Operating expenses:
Cost of operations (exclusive of depreciation and amortization shown below)
Contract Services	99,333	65,882	65,017
Other Services	27,936	17,684	18,099
Depreciation and amortization	69,463	46,944	45,430
Selling, general and administrative expenses	59,927	24,824	13,438
Gain on sale of property, plant and equipment	(1,173)	—	(738)
Total operating expenses	255,486	155,334	141,246
Income from operations	54,167	60,158	62,060
Other income (expenses):
Interest expense, net	(52,133)	(39,740)	(73,658)
Gain on derivatives	6,797	19,757	34,934
Other income (expense), net	218	(68)	32
Total other expenses, net	(45,118)	(20,051)	(38,692)
Income before income taxes	9,049	40,107	23,368
Income tax expense	2,336	9,875	5,851
Net income	6,713	30,232	17,517
Less: Net income attributable to noncontrolling interests	485	—	—
Net Income attributable to common shareholders	$6,228	$30,232	$17,517

Earnings per share attributable to common shareholders:
Basic net earnings per share	$0.07	$0.39	$0.30
Diluted net earnings per share	$0.06	$0.39	$0.30
Basic weighted average shares of common stock outstanding	84,202,352	77,432,283	59,000,000
Diluted weighted average shares of common stock outstanding	90,669,239	78,102,450	59,000,000

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share data)

	As of June 30, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$3,852	$5,562
Accounts receivable, net	203,426	113,192
Inventories, net	119,649	76,238
Fair value of derivative instruments	5,590	8,194
Contract assets	5,424	17,424
Prepaid expenses and other current assets	14,418	10,353
Total current assets	352,359	230,963
Property, plant and equipment, net	3,424,849	2,536,091
Operating lease right-of-use assets, net	53,939	33,716
Finance lease right-of-use assets, net	4,698	—
Goodwill	403,390	305,553
Identifiable intangible assets, net	165,213	122,888
Fair value of derivative instruments	31,153	14,256
Deferred tax assets	17	—
Other assets	3,662	639
Total assets	$4,439,280	$3,244,106
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$65,592	$49,842
Accrued liabilities	197,424	97,078
Contract liabilities	71,418	63,709
Total current liabilities	334,434	210,629
Long-term debt, net of unamortized debt issuance cost	2,486,767	1,791,460
Operating lease liabilities	49,392	34,468
Financing lease liabilities	2,555	—
Deferred tax liabilities	97,861	62,748
Other liabilities	4,889	2,148
Total liabilities	$2,975,898	$2,101,453
Commitments and contingencies (Note 14)
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 50,000,000 shares of preferred stock authorized, 5,562,273 and zero issued and outstanding as of June 30, 2024, and December 31, 2023, respectively	56	—
Common stock, par value $0.01 per share; 750,000,000 shares of common stock authorized, 84,312,360 and 77,400,000 shares of common stock issued and outstanding as of June 30, 2024, and December 31, 2023, respectively	842	774
Additional paid-in capital	1,157,735	963,760
Noncontrolling interest	152,529	—
Retained earnings	152,220	178,119
Total stockholders’ equity	1,463,382	1,142,653
Total liabilities and stockholders’ equity	$4,439,280	$3,244,106

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net Income	$36,945	$5,174
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116,407	90,327
Equity compensation expense	8,159	908
Amortization of debt issuance costs	4,946	11,071
Non-cash lease expense	1,648	1,786
Provision for credit losses	4,589	2
Inventory reserve	476	250
Gain on sale of property, plant and equipment	(1,173)	(721)
Change in fair value of derivatives	(14,293)	21,529
Deferred tax provision	7,104	761
Changes in operating assets and liabilities, exclusive of effects of business acquisition:
Accounts receivable	(45,933)	(21,705)
Inventories	(3,147)	(4,907)
Contract assets	12,000	(958)
Prepaid expenses and other current assets	4,671	(10,681)
Accounts payable	21,983	10,954
Accrued and other liabilities	11,871	(14,971)
Contract liabilities	6,308	29,149
Other assets	63	—
Net cash provided by operating activities	172,624	117,968
Cash flows from investing activities:
Net cash acquired in acquisition of CSI Compressco LP	9,458	—
Purchase of property, plant and equipment	(177,186)	(94,034)
Proceeds from sale of property, plant and equipment	411	1,055
Other	(35)	(14)
Net cash used in investing activities	(167,352)	(92,993)
Cash flows from financing activities:
Borrowings on debt instruments	1,945,775	499,279
Payments on debt instruments	(1,867,851)	(428,812)
Principal payments on other borrowings	(1,843)	—
Payment of debt issuance cost	(16,346)	(32,202)
Dividends paid to stockholders	(62,393)	—
Principal payments on finance leases	(408)	—
Offering costs	(1,162)	—
Cash paid for shares withheld to cover taxes	(294)	—
Distribution to stockholders	—	(42,300)
Distribution to noncontrolling interest	(2,460)	—
Net cash used in financing activities	(6,982)	(4,035)
Net (decrease) increase in cash and cash equivalents	(1,710)	20,940
Cash and cash equivalents - beginning of period	5,562	20,431
Cash and cash equivalents - end of period	$3,852	$41,371
Supplemental cash disclosures:
Cash paid for interest	$40,861	$116,370
Cash paid for taxes	$9,225	$5,726
Supplemental disclosure of non-cash investing activities:
Decrease in accrued capital expenditures	$2,702	$9,946
Supplemental disclosure of non-cash financing activities:
Dividends equivalent	$(455)	$—
Issuance of common shares	$188,099	$—
Issuance of preferred shares and noncontrolling interest	$154,186	$—

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(in thousands, excluding percentages; unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Net income	$6,713	$30,232	$17,517
Interest expense, net	52,133	39,740	73,658
Income tax expense	2,336	9,875	5,851
Depreciation and amortization	69,463	46,944	45,430
Gain on derivatives	(6,797)	(19,757)	(34,934)
Equity compensation expense(1)	5,311	2,848	29
Severance expense(2)	8,969	—	—
Transaction expenses(3)	17,387	7,880	1,072
Gain on sale of property, plant and equipment	(1,173)	—	(738)
Adjusted EBITDA	$154,342	$117,762	$107,885
Adjusted EBITDA Percentage	49.8%	54.6%	53.1%

(1)For the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, there were $5.3 million, $2.8 million and $0.0 million, respectively, of non-cash adjustments for equity compensation expense.
(2)For the three months ended June 30, 2024 there were $9.0 million of severance expenses related to the CSI Acquisition. There were no such expenses for the three months ended March 31, 2024 and June 30, 2023.
(3)Represents certain costs associated with non-recurring professional services, primarily related to the CSI Acquisition for the three months ended June 30, 2024 and March 31, 2024.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED EBITDA
(in thousands; unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Net cash provided by operating activities	$121,082	$51,542	$94,678
Interest expense, net	52,133	39,740	73,658
Income tax (benefit) expense	2,336	9,875	5,851
Deferred tax provision	(843)	(6,261)	(3,282)
Cash received on derivatives	(6,745)	(5,516)	(38,529)
Severance expense(1)	8,969	—	—
Transaction expenses(2)	17,387	7,880	1,072
Other(3)	(7,605)	(4,054)	(6,763)
Change in operating assets and liabilities	(32,372)	24,556	(18,800)
Adjusted EBITDA	$154,342	$117,762	$107,885

(1)For the three months ended June 30, 2024 there were $9.0 million of severance expenses related to the CSI Acquisition. There were no such expenses for the three months ended March 31, 2024 and June 30, 2023.
(2)Represents certain costs associated with non-recurring professional services, primarily related to the CSI Acquisition for the three months ended June 30, 2024 and March 31, 2024.
(3)Includes amortization of debt issuance costs, non-cash lease expense, provision for credit losses and inventory reserve.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF ADJUSTED GROSS MARGIN TO GROSS MARGIN FOR CONTRACT SERVICES
(in thousands, excluding percentages; unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Total revenues	$276,250	$193,399	$181,619
Cost of sales (excluding depreciation and amortization)	(99,333)	(65,882)	(65,017)
Depreciation and amortization	(69,463)	(46,944)	(45,430)
Gross margin	$107,454	$80,573	$71,172
Gross margin percentage	38.9%	41.7%	39.2%
Depreciation and amortization	69,463	46,944	45,430
Adjusted Gross Margin	$176,917	$127,517	$116,602
Adjusted Gross Margin Percentage(1)	64.0%	65.9%	64.2%

(1)Calculated using Adjusted Gross Margin for Contract Services as a percentage of total Contract Services revenues.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF ADJUSTED GROSS MARGIN TO GROSS MARGIN FOR OTHER SERVICES
(in thousands, excluding percentages; unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Total revenues	$33,403	$22,093	$21,687
Cost of sales (excluding depreciation and amortization)	(27,936)	(17,684)	(18,099)
Depreciation and amortization	—	—	—
Gross margin	$5,467	$4,409	$3,588
Gross margin percentage	16.4%	20.0%	16.5%
Depreciation and amortization	—	—	—
Adjusted Gross Margin	$5,467	$4,409	$3,588
Adjusted Gross Margin Percentage(1)	16.4%	20.0%	16.5%

(1)Calculated using Adjusted Gross Margin for Other Services as a percentage of total Other Services revenues.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME TO DISCRETIONARY CASH FLOW AND FREE CASH FLOW
(in thousands; unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Net income	$6,713	$30,232	$17,517
Depreciation and amortization	69,463	46,944	45,430
Change in fair value of derivatives	(52)	(14,241)	3,595
Deferred tax provision	843	6,261	3,282
Amortization of debt issuance costs	2,303	2,643	5,626
Equity compensation expense(1)	5,311	2,848	29
Severance expense(2)	8,969	—	—
Transaction expenses(3)	17,387	7,880	1,072
Gain on sale of property, plant and equipment	(1,173)	—	(738)
Maintenance capital expenditures	(19,147)	(10,642)	(10,940)
Discretionary Cash Flow	$90,617	$71,925	$64,873
Growth capital expenditures(4)(5)(6)	(90,390)	(59,401)	(32,529)
Proceeds from sale of property, plant and equipment	411	—	1,023
Free Cash Flow	$638	$12,524	$33,367

(1)For the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, there were $5.3 million, $2.8 million and $0.0 million, respectively, of non-cash adjustments for equity compensation expense.
(2)For the three months ended June 30, 2024 there were $9.0 million of severance expenses related to the CSI Acquisition. There were no such expenses for the three months ended March 31, 2024 and June 30, 2023.
(3)Represents certain costs associated with non-recurring professional services, primarily related to the CSI Acquisition for the three months ended June 30, 2024, and other costs.
(4)For the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, growth capital expenditures include a $12.6 million decrease, a $9.9 million increase and a $2.0 million decrease in accrued capital expenditures, respectively.
(5)For the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, there were $7.2 million, $5.8 million and $4.8 million of non-unit growth capital expenditures, respectively.
(6)For the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, growth capital expenditures include a non-cash increase in the sales tax accrual on compression equipment purchases of $19.8 million, $0.3 million and $0.3 million, respectively. These accrual amounts are estimated based on the best known information as it relates to open audit periods with the state of Texas.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO DISCRETIONARY CASH FLOW AND FREE CASH FLOW
(in thousands; unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Net cash provided by operating activities	$121,082	$51,542	$94,678
Maintenance capital expenditures	(19,147)	(10,642)	(10,940)
Severance expense(1)	8,969	—	—
Transaction expenses(2)	17,387	7,880	1,072
Gain on sale of property, plant and equipment	(1,173)	—	(738)
Change in operating assets and liabilities	(32,372)	24,556	(18,800)
Other(3)	(4,129)	(1,411)	(399)
Discretionary Cash Flow	$90,617	$71,925	$64,873
Growth capital expenditures(4)(5)(6)	(90,390)	(59,401)	(32,529)
Proceeds from sale of property, plant and equipment	411	—	1,023
Free Cash Flow	$638	$12,524	$33,367

(1)For the three months ended June 30, 2024 there were $9.0 million of severance expenses related to the CSI Acquisition. There were no such expenses for the three months ended March 31, 2024, and June 30, 2023.
(2)Represents certain costs associated with non-recurring professional services, primarily related to the CSI Acquisition for the three months ended June 30, 2024, and other costs.
(3)Includes non-cash lease expense, provision for credit losses and inventory reserve.
(4)For the three months ended June 30, 2024, March 31, 2024, and June 30, 2023, growth capital expenditures include a $12.6 million decrease, a $9.9 million increase and a $2.0 million decrease in accrued capital expenditures, respectively.
(5)For the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, there were $7.2 million, $5.8 million and $4.8 million of non-unit growth capital expenditures, respectively.
(6)For the three months ended June 30, 2024, March 31, 2024 and June 30, 2023, growth capital expenditures include a non-cash increase in the sales tax accrual on compression equipment purchases of $19.8 million, $0.3 million and $0.3 million, respectively. These accrual amounts are estimated based on the best known information as it relates to open audit periods with the state of Texas.